Exhibit 99.1

Diodes Incorporated
                             FOR IMMEDIATE RELEASE

Diodes Incorporated Reports Third Quarter 2003 Results with Record Revenue

oNew product sales & strong Asian market drive 15% year-over-year revenue growth

Westlake Village,  California,  October 28, 2003 - Diodes Incorporated  (Nasdaq:
DIOD), a leading manufacturer and supplier of high quality discrete semiconductors, today reported financial results for the third quarter of fiscal year 2003 ended September 30, 2003.

Third Quarter Highlights:
>> Revenue increased 15.4% year-over-year and 4.6% sequentially to a record $34.9 million
>> Net income increased 45% to $2.6 million, or $0.26 per share, up from
    $1.8 million, or $0.20 per share, in 3Q02
>> New product revenue grew to a record 13% of sales
>> Gross margin improves 120 basis points sequentially

Revenues for the third quarter of 2003 were a record $34.9 million, a sequential increase of 4.6% from the second quarter of 2003, and an increase of 15.4% from the third quarter of 2002. Net income for the quarter jumped 45% to $2.6 million, compared to $1.8 million for the three months ended September 30, 2002, and rose 18% sequentially. Earnings per share were $0.26 for the third quarter of 2003, as compared to $0.20 for the same period last year.

For the first nine months of 2003, the Company earned $6.7 million, or $0.70 per share, on revenues of $97.8 million, as compared to net income of $3.5 million, or $0.40 per share, on revenues of $87.2 million for the same period in 2002.

Commenting on the quarter, C.H. Chen, President and CEO of Diodes Incorporated, said, "We are pleased with our strong third quarter results. Diodes posted record revenue and very strong net income growth. Over the past two years we have been targeting the fast growing advanced consumer electronics and mobile computing markets with our higher margin, differentiated discrete products. We have entered key accounts and gained numerous design wins in consumer electronics and portable communications. We believe we have just begun to benefit from the upswing in those markets."

Diodes' growth in the third quarter was driven by a combination of the strong Asian market, which accounted for 56% of sales, up from 53% last quarter, and demand for the Company's new next-generation products.

Gross margin for the third quarter of 2003 increased to $9.2 million or 26.2% of sales, compared to $8.3 million or 25.0% of sales in the second quarter of this year and $7.9 million or 26.0% in the third quarter of 2002. The increase was due to product mix changes as well as higher selling prices from the Company's new differentiated products, partially offset by pricing pressures on lower margin discrete commodity products. In addition, margins were hampered by substantially lower selling prices for wafer products.

For the quarter, SG&A expenses were $5.1 million as compared to $4.8 million in the second quarter of 2003 and $4.3 million in the comparable quarter last year. The Company continues to invest in expanding its sales and marketing footprint in both Asia and Europe and is providing increased selling incentives associated with the higher revenue. Therefore, SG&A expenses as a percentage of sales increased to 14.6% from 14.4% in the second quarter of this year and 14.2% in the prior-year quarter. Research and development expenses climbed to $0.6 million, or 1.8% of revenue, from $0.5 million, or 1.5%, in the second quarter of 2003, reflecting the Company's commitment to bring proprietary technology and advanced devices to market.

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Operating  margins,  impacted by a $300,000 reserve at Diodes-FabTech for excess equipment due to production line re-engineering, decreased to 9.0% in the third quarter, compared to 10.1% generated in the third quarter of 2002. Operating margins for the first nine months of 2003 increased to 9.5% compared to 6.5% for the same period last year.

Other income in the third quarter of 2003 was favorably impacted by the receipt of a $250,000 high-technology grant at Diodes-China, partially offset by currency losses, primarily in Taiwan. In addition, a 36% decline in long-term debt and lower interest rates sharply reduced interest expense.

Growth in net income outpaced the rise in operating income as the Company's effective tax rate decreased to 13.5% from 29.4% in the year-ago quarter, and 22.3% in the second quarter of 2003, as more profit was earned by the Company's Asian subsidiaries in lower tax jurisdictions. The Company is benefiting from its Hong Kong subsidiary, established last year, not only due to its lower tax rates, but also as another entry point into the Asia market.

"We are pleased with the strong demand for our next-generation products," Chen continued. "During the third quarter, sales of new products grew to represent 13% of total revenue, up from 12.5% last quarter and up from 7% in the third quarter of 2002. This is a record high. Sales of our performance Schottky and Zener product lines and multi-chip arrays were particularly strong during the quarter, as these products fulfill the growing need for high efficiency, compact essential electronic components."

"We have a pipeline of new products, which will deliver substantial improvements in cost, performance and size, and add to our comprehensive portfolio of industry-leading Schottky and Zener devices. To intensify our new product development efforts, we added two more senior engineers to our team in the quarter."

At September 30, 2003, Diodes had $9.8 million in cash and cash equivalents, $10.6 million in long-term debt, $7.4 million outstanding on its revolving credit line, $31.5 million in available credit facilities, and $65.7 million in shareholders' equity.

Mr. Chen concluded, "We are excited about our prospects and believe that our business strategy has positioned Diodes to continue to outpace the growth of the discrete marketplace as the anticipated recovery in semiconductor demand unfolds. Entering the fourth quarter, shipments for October have been good and orders for November delivery in Asia remain strong while our orders in North America and Europe have accelerated. Order cycles appear to be lengthening and inventory at our distributors remains relatively low. We expect to see a positive trend in revenue and earnings for the fourth quarter and will provide more specific guidance as our order volume progresses."

Conference Call
Diodes Incorporated will hold its third quarter conference call for all interested persons at 8 a.m. PST (11 a.m. EST) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 90 days.

About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9000 corporate sales, marketing, engineering


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and  logistics  headquarters  is located in  Southern  California.  For  further
information,   including   SEC   filings,   visit  the   Company's   website  at
http://www.diodes.com.

Safe Harbor  Statement  Under the Private  Securities  Litigation  Reform Act of
1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source:  Diodes Incorporated
CONTACT:  Crocker Coulson, Partner, CCG; (818) 789-0100
e-mail: crocker.coulson@ccgir.com or Carl Wertz, Chief Financial Officer,
 Diodes, Incorporated; (805) 446-4800

Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

        CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOWS


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

                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                         Three Months Ended                            Nine Months Ended
                                                            September 30,                                September 30,
                                               ----------------------------------------    -----------------------------------------
                                                      2002                  2003                  2002                   2003
                                               -----------------    -------------------    ------------------    -------------------
Net sales                                          $  30,287,000        $  34,941,000          $   87,157,000        $   97,785,000
Cost of goods sold                                    22,420,000           25,779,000              67,807,000            72,816,000
                                               -----------------    -------------------    ------------------    -------------------

     Gross profit                                      7,867,000            9,162,000              19,350,000            24,969,000

Selling, general and administrative
 expenses                                              4,291,000            5,089,000              12,395,000            14,097,000
Research and development expenses                        459,000              612,000               1,231,000             1,358,000
Loss on sale and impairment of fixed assets               56,000              300,000                  94,000               244,000
                                               -----------------    -------------------    ------------------    -------------------
     Total operating expenses                          4,806,000            6,001,000              13,720,000            15,699,000

     Operating income                                  3,061,000            3,161,000               5,630,000             9,270,000

Other income (expense)
     Interest expense, net                              (281,000)            (209,000)               (895,000)             (672,000)
     Other                                              (159,000)             126,000                 (28,000)               29,000
                                               -----------------    -------------------    ------------------    -------------------
                                                        (440,000)             (83,000)               (923,000)             (643,000)

Income from operations before income taxes and
 minority interest                                     2,621,000            3,078,000               4,707,000             8,627,000
Income tax benefit (provision)                          (771,000)            (416,000)               (949,000)           (1,684,000)
                                               -----------------    -------------------    ------------------    -------------------
Income from operations before minority interest        1,850,000            2,662,000               3,758,000             6,943,000

Minority interest in joint venture earnings              (83,000)             (99,000)               (219,000)             (285,000)
                                               -----------------    -------------------    ------------------    -------------------
Net income                                         $   1,767,000        $   2,563,000          $    3,539,000        $    6,658,000
                                               =================    ===================    ==================    ===================
Earnings per share
     Basic                                         $        0.22        $        0.30          $         0.43        $         0.79
     Diluted                                       $        0.20        $        0.26          $         0.40        $         0.70
                                               =================    ===================    ==================    ===================
Weighted average shares outstanding
     Basic                                             8,190,887            8,542,328               8,177,506             8,436,987
     Diluted                                           8,862,272            9,698,012               8,834,311             9,502,693
                                               =================    ===================    ==================    ===================

                 The accompanying notes are an integral part of
                          these financial statements.


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

                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET




                                                                              December 31,           September 30,
                                                                                  2002                    2003
                                                                           -------------------     -------------------
                                                                                                      (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                  $   7,284,000           $   9,783,000
     Accounts receivable
         Customers                                                                 19,387,000              24,150,000
         Related parties                                                            3,138,000               3,906,000
                                                                           -------------------     -------------------
                                                                                   22,525,000              28,056,000
         Less:  Allowance for doubtful receivables                                    353,000                 330,000
                                                                           -------------------     -------------------
                                                                                   22,172,000              27,726,000

     Inventories                                                                   14,916,000              15,270,000
     Deferred income taxes, current                                                 4,338,000               4,342,000
     Prepaid expenses, income taxes and other current assets                        2,228,000               2,460,000
                                                                           -------------------     -------------------
                   Total current assets                                            50,938,000              59,581,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   44,693,000              47,504,000

DEFERRED INCOME TAXES, non-current                                                  3,205,000               2,280,000

OTHER ASSETS
     Goodwill                                                                       5,090,000               5,090,000
     Other                                                                          1,084,000               1,287,000
                                                                           -------------------     -------------------
TOTAL ASSETS                                                                    $ 105,010,000           $ 115,742,000
                                                                           ===================     ===================

                 The accompanying notes are an integral part of
                          these financial statements.


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

                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET
                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                December 31,           September 30,
                                                                                    2002                   2003
                                                                              ------------------     ------------------
                                                                                                        (Unaudited)
CURRENT LIABILITIES
     Line of credit                                                               $   3,025,000          $   7,419,000
     Accounts payable
         Trade                                                                        9,039,000             10,420,000
         Related parties                                                              3,361,000              3,706,000
     Accrued liabilities                                                              8,693,000              9,498,000
     Current portion of long-term debt
         Related party                                                                2,500,000              2,500,000
         Other                                                                        3,333,000              3,333,000
     Current portion of capital lease obligations                                       157,000                160,000
                                                                              ------------------     ------------------
                  Total current liabilities                                          30,108,000             37,036,000

LONG-TERM DEBT, net of current portion
         Related party                                                                6,250,000              4,375,000
         Other                                                                        6,333,000              3,833,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                     2,495,000              2,370,000

MINORITY INTEREST IN JOINT VENTURE                                                    2,145,000              2,431,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share; 1,000,000 shares authorized;
         no shares issued and outstanding                                                    --                     --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 9,292,764 and 9,644,261
         shares issued at December 31, 2002
         and September 30, 2003, respectively                                         6,195,000              6,428,000
     Additional paid-in capital                                                       8,060,000              8,928,000
     Retained earnings                                                               45,684,000             52,342,000
                                                                              ------------------     ------------------
                                                                                     59,939,000             67,698,000
     Less:
         Treasury stock - 1,075,672 shares of common stock, at cost                   1,782,000              1,782,000
         Accumulated other comprehensive loss                                           478,000                219,000
                                                                              ------------------     ------------------
                                                                                      2,260,000              2,001,000

                  Total stockholders' equity                                         57,679,000             65,697,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 105,010,000          $ 115,742,000
                                                                              ==================     ==================



                 The accompanying notes are an integral part of
                          these financial statements.

                                      # # #


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